UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2017

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the Board of Directors (the “Board”) of Ultragenyx Pharmaceutical Inc. (the “Company”) appointed Deborah Dunsire, M.D. a Class II director of the Board, effective April 6, 2017, to serve until the expiration of her term at the 2018 annual meeting of stockholders. Dr. Dunsire was also appointed to the Board’s Research and Development Committee. Concurrent with Dr. Dunsire’s appointment, the size of the Board was fixed at eight directors, consisting of two Class I directors, three Class II directors and three Class III directors.

Dr. Dunsire has more than 25 years of experience in the pharmaceutical industry. Dr. Dunsire currently serves as President and Chief Executive Officer and as a director of Xtuit Pharmaceuticals, Inc., a privately-held biopharmaceutical company. Prior to her position at Xtuit, she served as President and Chief Executive Officer and a director of FORUM Pharmaceuticals Inc., a private pharmaceutical company, a position she held from July 2013 to May 2016. Prior to FORUM, Dr. Dunsire worked for Takeda Pharmaceutical Company Limited, a pharmaceutical company, as a corporate officer from June 2010 to June 2011 and a director from June 2011 to June 2013. She served as President and Chief Executive Officer and as a director of Millennium Pharmaceuticals, Inc. between 2005 and 2008, when it was acquired by Takeda, and then as President and Chief Executive Officer of Millennium: The Takeda Oncology Company, after the acquisition between 2008 and 2013. Prior to Millennium, Dr. Dunsire held various roles of increasing responsibility at Novartis between 1988 and 2005. Dr. Dunsire previously served as a director of Allergan, Inc., a publicly traded pharmaceutical company, between December 2006 and April 2015. She holds an MBBCh from the University of the Witwatersrand.

In connection with her appointment, Dr. Dunsire will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Non-Employee Director Compensation Policy, on April 6, 2017, Dr. Dunsire was granted a stock option to purchase up to 15,000 shares of common stock with an exercise price of $58.59, the closing price of the Company’s common stock on The Nasdaq Global Select Market on April 6, 2017.

Effective April 6, 2017, the Company entered into an indemnification agreement with Dr. Dunsire in the form previously filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2014. The indemnification agreement requires the Company to indemnify Dr. Dunsire to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified, among other things.

Dr. Dunsire is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Dunsire and any other persons pursuant to which she was selected as a director.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2017	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Executive Vice President, Chief Financial Officer